Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Tower International, Inc. desire to authorize Mark Malcolm, James Gouin and Jeffrey L. Kersten to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Annual Report described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Malcolm, James Gouin and Jeffrey L. Kersten, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the 2010 Annual Report on Form 10-K of Tower International, Inc. and any and all amendments and supplements to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of March 10, 2011.

Signature	Title

/s/ Mark Malcolm Mark Malcolm	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James C. Gouin James C. Gouin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey L. Kersten Jeffrey L. Kersten	Senior Vice President and Corporate Controller (principal Accounting Officer)

Nicholas Chabraja	Director

James Chapman	Director

/s/ Dennis Donovan Dennis Donovan	Director

/s/ Chan Galbato Chan Galbato	Director

Jonathan Gallen	Director

/s/ Dev Kapadia Dev Kapadia	Director

Gregory Powell	Director

Signature	Title

/s/ Larry Schwentor Larry Schwentor	Director

/s/ Scott Wille Scott Wille	Director